UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 3, 2022

KINNATE BIOPHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39743	82-4566526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 175
San Diego, CA 92130
(Address, including zip code, of Registrant’s principal executive offices)

(858) 299-4699
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KNTE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 3, 2022, Kinnate Biopharma Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with SVB Leerink LLC (“SVB Leerink”), pursuant to which the Company may offer and sell shares of the Company’s common stock, par value $0.0001 per share, from time to time, through an “at the market offering” program under which SVB Leerink will act as sales agent.  Pursuant to the sales agreement prospectus supplement included in the Company’s Form S-3 filed on January 3, 2022, the Company may offer and sell common stock having aggregate gross sales proceeds of up to $150 million.

Under the Sales Agreement, the Company will set the parameters for the sale of shares, including the number or dollar value of shares to be issued, the time period during which sales are requested to be made, limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, SVB Leerink may sell the shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). SVB Leerink will use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices, on mutually agreed terms between SVB Leerink and the Company. The Company is not obligated to sell, and SVB Leerink is not obligated to sell, any shares of common stock under the Sales Agreement. No assurance can be given that the Company will sell any shares of common stock under the Sales Agreement, or, if it does, as to the price or amount of shares of common stock that it sells or the dates when such sales will take place. The Sales Agreement may be terminated by either party by giving ten trading days’ prior written notice to the other party for any reason, subject to further qualifications as described in the Sales Agreement.

The Sales Agreement provides that SVB Leerink will be entitled to compensation for its services equal to up to 3.0% of the gross proceeds of any shares sold through SVB Leerink under the Sales Agreement. SVB Leerink and the Company have no obligation to sell any shares under the Sales Agreement and may at any time, upon notice to the other party, suspend solicitation and offers under the Sales Agreement.

In the Sales Agreement, the Company has agreed to indemnify SVB Leerink against certain liabilities, including under the Securities Act and to contribute payments that SVB Leerink may be required to make because of such liabilities. Further, SVB Leerink agreed to indemnify the Company, the Company’s board of directors and its executive officers against certain liabilities, including under the Securities Act.

The shares of common stock sold pursuant to the Sales Agreement will be issued pursuant to the Company’s shelf registration statement on Form S-3, including the prospectus supplement contained therein, filed with the Securities and Exchange Commission (the “SEC”) on January 3, 2022, which was automatically effective upon filing with the SEC.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
1.1
Sales Agreement, between the Company and SVB Leerink LLC, dated as of January 3, 2022, filed as Exhibit 1.2 to the Company’s Registration Statement on Form S-3ASR, filed with the Securities and Exchange Commission on January 3, 2022 and incorporated herein by reference.

104	Cover page interactive date file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINNATE BIOPHARMA INC.

By:	/s/ Nima Farzan
Nima Farzan President and Chief Executive Officer

Date: January 3, 2022